Exhibit 99.1

News Release

STREAMLINE HEALTH® REPORTS FOURTH QUARTER 2014 REVENUES OF $6.6 MILLION; 2014 RECURRING REVENUES OF 88%

New CEO to Focus on Revenue Growth and Looking Glass® Platform to Improve Financial Performance in 2015 and Beyond

Company to Provide 2015 Guidance During Earnings Call

Atlanta, GA — April 16, 2015 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced financial results for the fourth quarter and fiscal year of 2014, which ended January 31, 2015.

Revenues for the three-month period ended January 31, 2015 increased approximately 1.2% to $6.6 million versus $6.5 million in the comparable period of fiscal 2013. Adjusted EBITDA for the fourth quarter was $(0.7) million, up from $(2.2) million in the same period a year ago.

Revenues for fiscal year 2014 were $27.6 million, a 3.1 percent decrease over the previous fiscal year.  Recurring revenues for the year were $24.4 million, up 9.4% over fiscal year 2013. Adjusted EBITDA for the fiscal year was $(1.0) million, down from $1.8 million in fiscal year 2013.

“2014 was a difficult year for our company, and for many other companies in our industry, as purchasing slowed down following the most recent phase of Meaningful Use,” stated David W. Sides, President and CEO, Streamline Health Solutions, Inc.  “A higher level of revenue attrition — nearly twice our historical average - comprised of the loss of some legacy GE clients along with some acquired client relationships negatively affected revenue in 2014 and will affect it in 2015 as well.”

“We did, however, establish a new annual record for contract bookings in 2014, and large contracts, such as the ones we signed in Q3 last year, are a very positive development for our company in the long term, although these wins usually take longer to implement and, therefore, longer to recognize revenue. Today our committed, unimplemented quarterly recurring revenue stands at approximately $1.2 million, equating to nearly $5 million in annual revenues that are unrecognized at this time,” continued Sides.

“As I look at the challenges and opportunities for our Company, I have implemented three key initiatives that we believe will lead to improved financial performance in 2015 and beyond, as follows. First, grow sales — both inside our existing client base and outside - and focus on improving our client retention.  To augment our selling efforts, besides the addition of more sales people and in-house lead generation resources already accomplished, we are looking to expand and better manage strategic channel partners to help sell our solutions to more clients faster.  Second, we will complete the links among the solutions inside our Looking Glass® platform to improve the user experience for those who have more than one of our software modules and to aid in cross-selling to our current clients.  Third, we will improve our professional services performance to deliver a meaningful contribution to revenue and profit.”

“Our clients are some of the most well-regarded healthcare providers in the industry.  Our job — and our most immediate opportunity for growth — is to provide them with industry-leading solutions that help make their lives easier, and the performance of their institutions better.”

Highlights for the fourth quarter and fiscal year ended January 31, 2015 included:

•                  Revenues for the fourth quarter 2014 were $6.6 million, and for the year were $27.6 million;

•                  Adjusted EBITDA for the fourth quarter 2014 was $(0.7) million, and for the year was $(1.0) million;

•                  Recorded net loss of $(4.8) million for the three-month period ended January 31, 2015, and $(12.0) million for the fiscal year 2014;

•                  Maintenance and support revenues for the quarter increased $0.3 million over the same period one year ago, and were $16.2 million for fiscal year 2014 up 16% over fiscal year 2013;

•                  New sales bookings for the quarter were $0.3 million and $24.0 million for the fiscal year; and

•                  Backlog at the end of the quarter was $72.5 million.

The Company will conduct a conference call to review the results on Thursday, April 16, 2015 at 5:00 PM ET. Interested parties can access the call by dialing 888-337-8169 and then entering Conference ID 8280083. A live webcast will also be available; click here to register.

A replay of the conference call will be available from Thursday, April 16, 2015 at 8:00 PM ET to Tuesday, April 21, 2015 at 8:00 PM ET by dialing 888-203-1112 and entering passcode 8280083.

*Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that this measure provides useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees . A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge —- actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare —- for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s estimates of future revenue, backlog, renewal sales, interoperability among the Company’s solutions, new client sales, success of the Company’s channel partner relationships and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended January 31,		Fiscal Year Ended
	2015	2014	2015	2014
Revenues:
Systems sales	$215,670	$333,723	$1,214,879	$3,239,569
Professional services	848,279	716,178	2,580,167	3,641,731
Maintenance and support	3,745,952	3,461,971	16,157,371	13,986,566
Software as a service	1,785,622	2,004,600	7,672,990	7,626,837
Total revenues	6,595,523	6,516,472	27,625,407	28,494,703

Operating expenses:
Cost of systems sales	1,031,305	830,587	3,536,495	3,142,525
Cost of services	1,012,518	948,677	3,458,984	4,052,113
Cost of maintenance and support	534,662	940,549	3,087,842	3,460,500
Cost of software as a service	807,013	909,967	2,920,403	2,523,184
Selling, general and administrative	3,299,977	4,228,140	16,225,574	14,546,335
Research and development	2,905,233	3,460,743	9,756,206	7,088,077
Impairment of intangible assets	1,952,000	—	1,952,000	—
Total operating expenses	11,542,708	11,318,663	40,937,504	34,812,734
Operating loss	(4,947,185)	(4,802,191)	(13,312,097)	(6,318,031)
Other income (expense):
Interest expense	(225,370)	(31,049)	(748,969)	(1,765,813)
Loss on early extinguishment of debt	(315,327)	(160,713)	(429,849)	(160,713)
Miscellaneous income (expenses)	(211,060)	2,787,828	1,592,449	(3,573,091)
Loss before income taxes	(5,698,942)	(2,206,125)	(12,898,466)	(11,817,648)
Income tax benefit	889,299	259,403	887,009	100,459
Net loss	$(4,809,643)	$(1,946,722)	$(12,011,457)	$(11,717,190)
Less: deemed dividends on Series A Preferred Shares	(286,809)	(449,595)	(1,038,310)	(1,180,904)
Net loss attributable to common shareholders	$(5,096,452)	$(2,396,317)	$(13,049,767)	$(12,898,094)
Basic net loss per common share	$(0.28)	$(0.14)	$(0.71)	$(0.94)
Number of shares used in basic per common share computation	18,417,100	16,337,000	18,261,800	13,747,700
Diluted net loss per common share	$(0.28)	$(0.14)	$(0.71)	$(0.94)
Number of shares used in diluted per common share computation	18,417,100	16,337,000	18,261,800	13,747,700

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Assets

	January 31,
	2015	2014
Current assets:
Cash and cash equivalents	$6,522,600	$17,924,886
Accounts receivable, net of allowance for doubtful accounts of $665,962 and $267,264, respectively	6,935,270	7,999,571
Contract receivables	191,465	1,181,606
Prepaid hardware and third party software for future delivery	55,173	25,640
Prepaid client maintenance contracts	935,858	909,464
Other prepaid assets	1,437,680	1,407,515
Deferred income taxes	220,004	95,498
Other current assets	207,673	144,049
Total current assets	16,505,723	29,688,229

Non-current assets:
Property and equipment:
Computer equipment	2,381,923	3,769,564
Computer software	964,857	2,239,654
Office furniture, fixtures and equipment	683,443	889,080
Leasehold improvements	724,015	697,570
	4,754,238	7,595,868
Accumulated depreciation and amortization	(1,617,423)	(6,676,824)
Property and equipment, net	3,136,815	919,044

Contract receivables, less current portion	43,553	78,395
Capitalized software development costs, net of accumulated amortization of $11,846,468 and $7,949,352 respectively	9,197,118	10,238,357
Intangible assets, net of accumulated amortization of $13,677 and $98,102, respectively	9,500,317	12,175,634
Deferred financing costs	387,199	44,898
Goodwill	16,184,667	11,933,683
Other	823,723	500,634
Total non-current assets	39,273,392	35,890,645
	$55,779,115	$65,578,874

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Liabilities and Stockholders’ Equity

	January 31,
	2015	2014
Current liabilities:
Accounts payable	$2,298,851	$1,796,418
Accrued compensation	865,865	1,782,599
Accrued other expenses	563,838	554,877
Current portion of long-term debt	500,000	1,214,280
Deferred revenues	9,289,076	9,658,232
Current portion of note payable	—	300,000
Current portion of capital lease obligation	781,961	105,573
Total current liabilities	14,299,591	15,411,979

Non-current liabilities:
Term loans	9,500,000	6,971,767
Warrants liability	1,834,380	4,117,725
Royalty liability	2,385,826	2,264,000
Swap contract	—	111,086
Note payable	—	600,000
Lease incentive liability, less current portion	342,129	74,434
Capital lease obligation	582,911	121,089
Deferred revenues, less current portion	964,933	—
Deferred income tax liability, less current portion	229,579	816,079
Total non-current liabilities	15,839,758	15,076,180
Total liabilities	30,139,349	30,488,159

Series A 0% Convertible Redeemable Preferred stock, $.01 par value per share, $8,849,985 redemption value, 4,000,000 shares authorized, 2,949,995 issued and outstanding, net of unamortized preferred stock discount of $2,212,007 and $3,250,317, respectively	6,637,978	5,599,668

Stockholders’ equity:
Common stock, $.01 par value per share, 45,000,000 shares authorized, 18,553,389 and 18,175,787 shares issued and outstanding, respectively	185,534	181,758
Convertible redeemable preferred stock, $.01 par value per
Additional paid in capital	78,390,424	76,983,088
Accumulated deficit	(59,574,170)	(47,562,713)
Accumulated other comprehensive loss	—	(111,086)
Total stockholders’ equity	19,001,788	29,491,047
	$55,779,115	$65,578,874

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year
	2014	2013
Operating activities:
Net loss	$(12,011,457)	$(11,717,190)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,005,283	718,097
Amortization of capitalized software development costs	3,677,991	3,192,157
Amortization of intangible assets	1,396,317	1,341,734
Amortization of other deferred costs	189,107	385,461
Amortization of debt discounts	47,552	4,327
Valuation adjustment for warrants liability	(2,283,345)	(140,928)
Deferred tax expense (benefit)	(720,582)	20,885
Valuation adjustment for contingent earn-out	—	3,580,441
Other valuation adjustments	128,855	(95,368)
Loss on impairment of intangible assets	1,952,000
Loss from early extinguishment of debt	315,327	160,713
Loss on disposal of fixed assets	180,793	—
Loss on exit of operating lease	234,823	—
Share-based compensation expense	1,934,298	1,660,598
Provision for accounts receivable	440,771	330,907
Changes in assets and liabilities, net of assets acquired:
Accounts and contract receivables	2,157,977	827,435
Other assets	(637,348)	(439,477)
Accounts payable	600,263	275,360
Accrued expenses	(1,422,571)	259,771
Deferred revenues	(197,698)	(152,210)
Net cash (used in) provided by operating activities	(3,011,644)	212,713

Investing activities:
Purchases of property and equipment	(2,125,240)	(152,283)
Capitalization of software development costs	(619,752)	(614,028)
Payment for acquisition, net of cash acquired	(6,058,225)	(3,000,000)
Net cash used in investing activities	(8,803,217)	(3,766,311)

Financing activities:
Proceeds from term loan	10,000,000	4,958,333
Principal repayments on term loan	(8,297,620)	(10,348,214)
Principal repayments on note payable	(900,000)	—
Principal payments on capital lease obligation	(368,386)	(34,391)
Payment of deferred financing costs	(573,002)	(115,900)
Proceeds from exercise of stock options and stock purchase plan	551,583	1,356,060
Settlement of earn-out consideration	—	(1,300,000)
Proceeds from the sale of common stock	—	20,586,619
Payment of debt success fee	—	(1,124,279)
Net cash provided by (used in) financing activities	412,575	13,978,228
(Decrease) increase in cash and cash equivalents	(11,402,286)	10,424,630
Cash and cash equivalents at beginning of year	17,924,886	7,500,256
Cash and cash equivalents at end of year	$6,522,600	$17,924,886

STREAMLINE HEALTH SOLUTIONS, INC.

Backlog

(Unaudited)

Table A

	January 31, 2015	October 31, 2014	January 31, 2014
Streamline Health Software Licenses	$20,888,000	$21,103,000	$2,230,000
Hardware and Third Party Software	244,000	126,000	79,000
Professional Services	7,485,000	8,095,000	7,255,000
Maintenance and Support	21,304,000	21,657,000	25,936,000
Software as a Service	22,574,000	24,928,000	21,073,000
Total	$72,495,000	$75,909,000	$56,573,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Table B

	Fiscal Year Ended
	January 31, 2015
	Value	% of Total Bookings
Streamline Health Software licenses	$19,842,000	83%
Software as a service	1,163,000	5%
Maintenance and support	102,000	0%
Professional services	2,882,000	12%
Hardware & third party software	52,000	0%
Total bookings	$24,041,000	100%

Reconciliation of Non-GAAP Financial Measures

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions.

Reconciliation of net earnings (loss) to non-GAAP adjusted EBITDA (in thousands):

	Three Months Ended,		Twelve Months Ended,
	January 31, 2015	January 31, 2014	January 31, 2015	January 31, 2014
Adjusted EBITDA Reconciliation
Net loss	$(4,809)	$(1,947)	$(12,011)	$(11,717)
Interest expense	225	31	749	1,766
Income tax benefit	(889)	(259)	(887)	(100)
Depreciation	334	228	1,005	718
Amortization of capitalized software development costs	942	1,105	3,678	3,192
Amortization of intangible assets	345	398	1,396	1,342
Amortization of other costs	45	24	166	74
EBITDA	(3,807)	(419)	(5,904)	(4,725)
Share-based compensation expense	648	457	1,934	1,661
Loss on impairment of intangibles	1,952	—	1,952	—
Loss on early extinguishment of debt	315	161	430	161
Loss on disposal of fixed assets	70	—	181	—
Non-cash valuation adjustments to assets and liabilities	52	(2,796)	(2,154)	3,427
Transaction related professional fees, advisory fees and other internal direct costs	6	406	182	769
Associate severances and other costs relating to transactions or corporate restructuring	70	32	901	415
Other non-recurring operating expenses	0	9	1,491	62
Adjusted EBITDA	$(694)	$(2,150)	$(987)	$1,771
Adjusted EBITDA per diluted share
Loss per share — diluted	$(0.28)	$(0.15)	$(0.71)	$(0.94)
Adjusted EBITDA per adjusted diluted share (1)	$(0.04)	$(0.13)	$(0.05)	$0.10

Diluted weighted average shares	18,417,100	16,336,668	18,261,800	13,747,700
Includable incremental shares — adjusted EBITDA (2)	—	—	—	4,863,140
Adjusted diluted shares	18,417,100	16,336,668	18,261,800	18,610,840

(1)         Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

(2)         The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.